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                                  EXHIBIT 5.2

                    OPINION OF CAIRNCROSS & HEMPELMANN, P.S.
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                                                               November 18, 1996

Timeline, Inc.
3055 - 112th Avenue N.E., Suite 106
Bellevue, Washington 98004

  Re:  Post-Effective Amendment No. 1 to Form SB-2 on Form S-3

To Whom It May Concern:

     We have acted as counsel to Timeline, Inc. (the "Company") in connection with the preparation of a Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to an aggregate of 1,016,153 shares of the Company's Common Stock (the "Shares"), 1,000,000 shares of which may be issued by the Company upon exercise of outstanding warrants originally issued in January, 1995 (the "Public Warrants"), and 16,153 Shares which may be issued by the Company upon exercise of an outstanding transferable warrant originally issued in June, 1996 to H. J. Meyers & Co., Inc. (the "Meyers Warrant"). We have examined documents as we have deemed necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock that may be issued pursuant to the Meyers Warrant have been duly authorized and that, upon the issuance and sale thereof by the Company in accordance with the terms of the Meyers Warrant, and the receipt of the consideration therefor in accordance with the terms therein, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. In giving such consents, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                          Very truly yours,

                                          /s/ SCOTT T. BELL

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                                          Scott T. Bell